EXHIBIT 31.6
CERTIFICATIONS REQUIRED BY
RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934
I, John A. Stone, certify that:
1.	I have reviewed this Form 10-K/A No. 2 of S1 Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Not applicable;

4.	Not applicable; and

5.	Not applicable.
Date: May 1, 2006
/s/ John A. Stone
John A. Stone
Chief Financial Officer